UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 11, 2005
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

ONE RIVERWAY, SUITE 1700
HOUSTON, TX 77056

(Address of principal executive offices)

(713) 599-0800
Registrant's telephone number, including area code

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

On September 11, 2005, Harold Kahn tendered his resignation from the Board of Directors of House of Brussels Chocolates Inc. (the “Company”) to become effective immediately. Mr. Kahn’s resignation from the Board of Directors was based upon personal reasons and is not the result of any dispute or disagreement with the Company. We have included a copy of Mr. Kahn’s resignation letter as Exhibit 17 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit 17.1	Resignation letter of Harold Kahn

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: September 12, 2005
	By:	/s/ Grant Petersen
Grant Petersen
Chief Executive Officer and President